Quest Solution First Quarter Revenue Increases 23% to $18.6M; Company Achieves Significantly Improved Margins and Operating Profitability

●	Sequential revenue growth of 35% compared to fourth quarter 2018
●	Q1 gross profit increased 45% as compared to Q1 2018 gross profit
●	Q1 EBITDA increased by $800,000 to $0.6 million
●	Q1 adjusted EBITDA of $1.1 Million compared to $0.6 in Q1 of 2018

Salt Lake City, UT, June 28, 2019 — Quest Solution, Inc. (OTCQB: QUES) (“Quest” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced its financial results for the three months ended March 31, 2019.

Shai Lustgarten, CEO, commented, “We’re pleased to have delivered strong first quarter results demonstrating solid revenue growth of 23%, enhanced gross margin and dramatically improved EBITDA and adjusted EBITDA. This strong performance was a continuation of our fourth quarter momentum and enabled us to achieve operating profitability. We saw growth in our supply chain business, as well as strong performance at HTS Image Processing, which provides state-of-the-art AI-Machine Vision solutions to a variety of applications for use in the Security, Safe City, Traffic Management, Autonomous Cars, Parking Automation and Access Control industries. We have also begun integrating Artificial Intelligence based – Machine Vision solutions into the multi-billion-dollar Supply Chain market, where we have an established customer base of Fortune 500 corporations.

“Our AI technology is being implemented in numerous Homeland Security projects in sensitive zones in the Middle East and in Southern Florida we recently announced a unique safety package to enhance the safety of students, teachers, and staff. The first safety package has been installed at a pre-K-12 preparatory school in Florida and we look forward to providing this important package all over the United States. Furthermore, our technology is deployed at over 16 International Airports throughout the United States including JFK, La Guardia and Newark, for parking automation. “

First Quarter 2019 Overview

Quest reported revenues of $18.6 million for the quarter ended March 31, 2019 as compared to $15.2 million in the comparable 2018 period. Sequentially, revenues grew 35% as compared to revenue of $13.8 million in the fourth quarter of 2018. The revenue increase for the quarter was primarily related to strong execution by the Company’s sales team and growing customer relationships, as well as the revenue contribution from Quest’s new subsidiary HTS Image Processing. Gross margin in the quarter increased to 25% compared to 21% in the prior year period. Total operating expenses for the first quarter of 2019 were $4.5 million compared to $3.8 million in the first quarter last year. The increase in operating expense was largely related to the Company’s acquisition and integration of HTS.

Net loss for the quarter was $0.6 million, or a loss of $0.01 per basic share compared to $0.9 million, or a loss of $0.03 for the first quarter of last year. Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the first quarter of 2019 increased to $1.1 million compared to $621,000 in the first quarter of 2018.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results.

Mr. Lustgarten continued, “These numbers reflect Quest’s dramatically enhanced business model over the past year. We are driving revenue growth through our participation in faster growing markets. Our recently added AI division provides higher margin sales, which favorably impact consolidated gross margin performance. We experienced elevated non-recurring costs in the quarter associated with the acquisition of HTS and our $5 million financing; nonetheless, we achieved operating profitability, positive EBITDA and a significant improvement in adjusted EBITDA. We believe that over the long term, we have considerable opportunity to continue to drive margin improvement as we scale our higher margin solutions and implement new efficiencies in the business. With Quest’s continued development in mind, we are pursuing a Nasdaq listing which we believe will introduce Quest to a broader audience and create future opportunities.”

Conference Call Information

The Company will host a conference call and webcast to discuss the first quarter results on Monday, July 1, 2019 at 11:00 a.m. Eastern Time.

To access the live webcast, go to the Quest Solution website at www.questsolution.com, and click on the Investor Relations tab.

To participate in the call by phone, dial (877) 407-9210 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8049.

A replay of the teleconference will be available until August 1, 2019 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 49655.

About Quest Solution, Inc.

Quest Solution’s HTS Image Processing subsidiary is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals/gas/ oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months ended March 31
(In thousands)	2019	2018
Revenues
Total Revenues	$18,620	$15,181

Cost of goods sold
Cost of goods sold	14,023	12,014
Total costs of goods sold	14,023	12,014

Gross profit	4,597	3,166

Operating expenses
General and administrative	689	477
Salary and employee benefits	2,855	2,603
Depreciation and amortization	543	437
Professional fees	415	293
Total operating expenses	4,502	3,810

Income (loss) from operations	95	(644)

Other income (expenses):
Interest expense	(684)	(295)
Other (expenses) income	(46)	3
Total other expenses	(730)	(292)

Net loss before Income Taxes	(635)	(936)

Provision for Income Taxes
Current	-	(13)
Total Provision for Income Taxes	-	(13)

Net loss attributable to Quest Solution Inc.	$(635)	$(949)
Less: Preferred stock – Series C dividend	(47)	(48)

Net loss attributable to the common stockholders	$(682)	$(997)

Net loss per share - basic	$(0.01)	$(0.03)

Net loss per share from continuing operations - basic	$(0.01)	$(0.03)
Weighted average number of common shares outstanding - basic	71,426,401	37,125,286

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$344	$378
Accounts receivable, net	14,205	12,262
Inventory	1,612	1,804
Prepaid expenses	489	169
Other current assets	179	78
Total current assets	16,829	14,690
Fixed assets, net of accumulated depreciation of $2,079 and $3,285, respectively	364	389
Goodwill	13,921	13,921
Trade name	1,718	1,805
Customer relationships	7,138	7,514
Other intangibles	1,229	1,267
Cash, restricted	532	532
Other assets	243	31
Total assets	$41,974	$40,148

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$22,895	$17,484
Accrued interest and accrued liabilities, related party	27	-
Line of credit	797	4,534
Accrued payroll and sales tax	2,318	2,173
Notes payable, related parties – current portion	2,072	1,891
Notes payable – current portion	8,405	8,823
Other current liabilities	1,195	265
Total current liabilities	37,709	35,170
Long term liabilities
Notes payable, related party, less current portion	1,520	1,912
Accrued interest and accrued liabilities, related party	-	33
Notes payable, less current portion	147	130
Other long term liabilities	662	610
Total liabilities	40,038	37,930

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 and 3,143,530 shares issued and outstanding, respectively	5	5
Common stock; $0.001 par value; 200,000,000 shares authorized; 71,425,694 and 36,828,371 shares issued and outstanding, respectively.	71	72
Common stock; $0.001 par value; 11,084,657 shares to be received		(2,616)
Common stock to be repurchased by the Company	-	(230)
Additional paid-in capital	42,291	44,814
Accumulated (deficit)	(40,432)	(39,752)
Accumulated other comprehensive loss	1	1
Total stockholders’ equity (deficit)	1,936	2,293
Total liabilities and stockholders’ equity	$41,974	$40,148

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in $ thousands)

(UNAUDITED)

	Three months ended
	March 31,
EBITDA Calculation	2019	2018
Net Loss	(635)	(949)
Depreciation & amortization	543	437
Interest expense	684	295
Income taxes	-	13
EBITDA	592	(204)

Adjusted EBITDA Calculation
Net loss	(635)	(949)
Depreciation & amortization	543	437
Interest expense	684	295
Income taxes	-	13
Stock compensation	323	681
Nonrecurring financing-related costs	190	143
Adjusted EBITDA	1,105	621

Total revenues, net	18,620	15,181

Adjusted EBITDA as a % of total revenues, net	5.93%	4.09%